Exhibit 99.1

Sino Agro Food Commences Trading on the Oslo Bors’ Merkur Market

January 12, 2016

GUANGZHOU, China— Sino Agro Food, Inc. or the “Company” (OTCQB: SIAF).

The Company is pleased to announce that trading of VPS Registered Common Shares (the “VPS Shares”) representing its common shares on the Oslo Bors’ Merkur Market will commence tomorrow January 13, 2016 at 9:00 AM CET under the symbol "SIAF-ME.” The Company’s common shares will continue to trade on the OTCQB under the symbol “SIAF.”

Swedbank Norway is the financial advisor to the Company in connection with the admission to trading, and Wikborg Rein & Co. Advokatfirma DA is the Norwegian legal advisor.

An admission document has been prepared in connection with the application for trading and is available on the Company's website, and on Swedbank’s website.

Current shareholders are able to convert their shares traded on the OTCQB in the U.S. to VPS Shares traded on the Merkur Market through their account operator. Instructions are found on the Company’s website.

SIAF CEO Solomon Lee commented, “I am very pleased to have our Company’s securities traded on the Merkur Market. This represents one culmination of our efforts to broaden trading accessibility for current and future security holders in Europe, the U.S. and Asia, and to raise the Company’s profile, as Norway is host to the largest financial seafood cluster worldwide.”

About Oslo Bors

Oslo Bors offers marketplaces for an extensive product portfolio that includes equities, derivatives and fixed income instruments. Oslo Bors is part of the Oslo Børs VPS group, which offers products and services for the entire securities value chain, ranging from marketplaces for listing and trade in securities, registration of ownership, and clearing and settlement of securities in Norway, through to market data and on-line solutions. For further information, please visit www.oslobors.no.

Merkur Market is a multilateral trading facility subject to the rules in the Securities Trading Act, the Securities Trading Regulations and the marketplace’s own rules, further described here.

About Sino Agro Food, Inc.

Sino Agro Food develops and operates protein food production facilities in the People’s Republic of China. The Company produces, distributes, markets, and sells sustainable seafood and beef to the rapidly growing middle class in China. Activities also include production of organic fertilizer and produce. The Company is a global leader in developing land based recirculating aquaculture systems (“RAS”), and with its partners is the world’s largest producer of sustainable RAS prawns.

Founded in 2006 and headquartered in Guangzhou, the Company had over 550 employees and revenue of $404M in 2014. Operations are located in the provinces of Guangdong, Qinghai, Hunan, and Shanghai.

News and information are published on the Company website (www.sinoagrofood.com), the Company’s Facebook page (www.facebook.com/SinoAgroFoodInc), and on Twitter @SinoAgroFood.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Contacts

Peter Grossman	Erik Ahl

Investor Relations	Nordic Countries

+1 (775) 901-0344	+46 (0) 760 495 885

info@sinoagrofood.com	erik.ahl@sinoagrofood.com

Press Release: Sino Agro Food, Inc. Trading Commences on Oslo Børs’ Merkur Market	Page 2